UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 19, 2009

Allegiant Travel Company
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-33166	20-4745737
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8360 S. Durango Drive, Las Vegas, Nevada		89113
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	702-851-7300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Item 1.01 Entry into a Material Definitive Agreement.

On March 19, 2009, Allegiant Travel Company (the "Company") acquired the exclusive rights to travel applications of the software operating system the Company has used since its inception. The acquisition will allow the Company to fully control the continuing development of its operating system and Internet offerings and will over the next year eliminate its reliance on its outside vendor (CMS Solutions, Inc.) from whom the Company previously licensed the operating system. The structure of the transaction includes an exclusive perpetual license between CMS Solutions, Inc. and RPW Consolidated Information Systems, Inc. ("RPW"), and then a merger of RPW with and into a newly created wholly owned subsidiary of the Company. In consideration for the acquisition, the Company has issued 41,450 shares of its common stock, a portion of which are to be issued to CMS Solutions.

Under the license agreement CMS Solutions is obligated to support the system for up to 12 months for a monthly fee. The license agreement also precludes CMS Solutions, for a five year period, from developing or supporting software with similar functionality in the field of travel applications, subject to certain limited exceptions.

RPW was owned by Robert P. Wilson, III, who has now been employed by the Company as Vice President of Information Systems. Mr. Wilson was previously employed by CMS Solutions from 1995 until March 2009. Under the terms of an employment agreement entered into between Wilson and the Company, Wilson will be paid a base salary and will be entitled to participate in the Company’s bonus plan. Mr. Wilson would receive six months’ severance pay in the event of termination without cause or resignation for good reason. Mr. Wilson has agreed not to develop or support software with functionality similar to the licensed software during the term of his employment and for a period of six months after termination of employment.

Under the merger agreement, the Company will have the right to repurchase up to 34,300 shares issued in connection with the merger at a predetermined price if Wilson resigns from the Company or his employment is terminated with cause within two years.

Item 1.02 Termination of a Material Definitive Agreement.

Item 1.02 Termination of a Material Definitive Agreement

In connection with the transaction described in Item 1.01, the Permanent Software License Agreement dated August 1, 2001, between CMS Solutions and the Company has been terminated.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allegiant Travel Company

March 24, 2009	By:	Andrew C. Levy

Name: Andrew C. Levy
Title: Chief Financial Officer